Exhibit 10.11

                           PURCHASE AND SALE AGREEMENT

     This Purchase And Sale Agreement (the "Agreement") is entered into and shall be effective as of July 1, 2000 (the "Effective Date") between Sheridan Realty Partners, L.P., a Delaware limited partnership ("Seller"), AmeriVest Inverness Inc., a Colorado corporation ("Purchaser"), and Sheridan Investments, LLC, a Colorado limited liability company (the "LLC"). For purposes of this Agreement, each of Seller, Purchaser and the LLC may be referred to individually as a "Party", and all of Seller, Purchaser and the LLC may be referred to collectively as the "Parties".

                                    Recitals

     A. Seller owns a 9.639% preferred limited liability company membership interest (the "LLC Interest") in the LLC. The Operating Agreement of the LLC is attached to this Agreement as Exhibit A. The LLC owns all the ownership interests of Sheridan Plaza at Inverness LLC, a Colorado limited liability company ("Inverness LLC") whose sole asset is a fee simple interest in two multi-tenant office buildings located at 383 and 385 Inverness Drive South in Englewood Colorado, consisting of approximately 118,000 total rentable square feet on approximately 6.7 acres of land with 403 total parking spaces, including 78 underground parking spaces that is known as Sheridan Plaza at Inverness (the "Property"). The Operating Agreement of Inverness LLC is attached to this Agreement as Exhibit B. The Property is more particularly described in Exhibit C attached to and made a part of this Agreement.

     B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the LLC Interest pursuant to the terms of this Agreement.

                                    Agreement

     In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

     1. Purchase And Sale Of LLC Interest.

          1.1 Purchase And Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the LLC Interest.

          1.2 Purchase Price. The purchase price (the "Purchase Price") for the LLC Interest shall be $658,918, payable in the form of 65,892 units (the "Units"), with each unit consisting of two shares of the $.001 par value common stock (the "Purchaser Common Stock") of Purchaser and one redeemable common stock purchase warrant (a "Warrant") to purchase one share of Purchaser Common Stock for $5.00 per share until July 10, 2005. The Warrant shall be in the form of Exhibit D attached to and made a part of this Agreement.

          1.3 Adjustment to Purchase Price. If, on or before October 31, 2000, a member of the LLC sells a preferred limited liability company membership interest at a price less than the Purchase Price or the LLC issues additional preferred limited liability company membership interests with substantially the same terms as the LLC Interest at a price less than the Purchase Price, the Purchase Price shall be reduced to an amount calculated using the price at which the preferred limited liability company membership interests are transferred or issued and Seller immediately shall return to Purchaser the number of Units determined by dividing the difference between the Purchase Price and the purchase price as adjusted by $10.00.

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     2. Title. Seller shall cause Inverness, LLC to furnish to Purchaser a copy of the A.L.T.A. owner's extended coverage title insurance policy (with preprinted exceptions to be deleted) dated September 22, 1999 issued by Chicago Title Insurance Company (the "Title Company"), for the Property in the amount of $14,200,000 together with an updated commitment dated September __, 2000. Seller shall also make available to Purchaser for review, true, correct, and legible copies of all documents listed in the schedule of exceptions in the commitment. The title commitment and the underlying exception documents are hereinafter collectively referred to as the "Title Commitment".

     3. Environmental Audit. Inverness LLC has provided Purchaser with a Phase I Environmental Site Assessment (including asbestos investigation) dated October 18, 1999 for the Property in conformity with the 1993 standards set by the American Society for Testing and Materials prepared by ATEC Associates, Inc. (the "Phase I Report").

     4. Survey. Inverness LLC has provided Purchaser with an ALTA/ACSM land title survey for the Property dated October 1, 1999 prepared by Bell Surveying Company (the "Survey"). The Survey reflects all exceptions to title (where applicable) as reflected on the Title Commitment. The Survey provides that physical inspections at the Property revealed no improvements situated upon or adjacent to the Property which are the subject of any encroachments, and that no easements or rights-of-way have been physically violated in any respect, except as shown in the Survey.

     5. Warranty As To Leases. Each of Seller, based solely on information provided by Inverness LLC, and Inverness LLC warrants that the attached Exhibit E is a complete list of all leases, tenancies, rental agreements, and concession agreements presently encumbering the Property; and that:

          5.1 No person, firm, or corporation has any title, interest, or right to possession of the Property or any portion of the Property as a lessee, tenant, or concessionaire of Seller except as shown on Exhibit E and the names as set forth in Exhibit E are the names of all tenants, lessees and concessionaires which have a right of possession at the Property, whether or not under a written instrument (which shall be specified) as of June 30, 2000; the date set forth for each tenant, lessee and concessionaire is the date of the lease, tenancy, rental or concessionaire agreement pursuant to which the tenant, lessee or concessionaire occupied the Property as of June 30, 2000.

          5.2 All the leases, tenancies, rental agreements, and concession agreements shown on Exhibit E are now in full force and effect; except as set forth on Exhibit E, none of Seller nor Inverness LLC nor any of the tenants, lessees or concessionaires set forth on Exhibit E is in default in the performance of any such instrument or agreement; and, no tenant, lessee, or concessionaire is entitled to any rebate, concession, or other benefit except as set forth in the leases and agreements referred to in Exhibit E.

          5.3 The rentals and other sums due or to become due under the leases and agreements referred to in Exhibit E have not been assigned or encumbered by Seller or Inverness LLC except as additional security under the Mortgage against the Property, and will not be further assigned, encumbered, or subjected to any liens by Seller or Inverness LLC prior to the Closing pursuant to this Agreement.

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     6. Warranty As To Insurance. Each of Seller, based solely on information provided by Inverness LLC, and Inverness LLC warrants that that there is adequate insurance covering the Property and that Inverness LLC shall keep all such insurance policies in full force and effect while it owns the Property.

     7. Corporate Resolutions Regarding Sale. At the Closing, Purchaser shall provide to Seller a copy of resolutions of the Board of Directors of Purchaser authorizing the execution and performance of this Agreement, including the authorization of issuance of the Units to Seller in payment of the Purchase Price, which resolutions shall be certified by the secretary of Purchaser.

     8. Contingencies. This Agreement is contingent upon each of the following:

          8.1 Management Records. Approval by Purchaser of true and complete copies of the Income and Operating Expense Statements and Statements of Assets and Liabilities relating to the Property and/or Inverness LLC and/or the Seller as of and for the years ended December 31, 1998 and 1999., Copies of said financial and lease documents have been delivered to and reviewed by Purchaser prior to the execution of this Agreement.

          8.2 LLC Approval. The receipt by Seller of all approvals necessary from the manager and members of Seller and Inverness LLC as may be required under their respective operating agreements.

     In the event any of the foregoing contingencies are not met at or before the Closing, and absent an agreement of the Parties to resolve an unsatisfied contingency, this Agreement shall terminate.

     9. Deliveries At Closing.

          9.1 At Closing, Seller shall deliver to Purchaser the following:

               9.1.1 A certificate representing the LLC Interest registered in Purchaser's name in a form reasonably acceptable to Purchaser and Seller.

               9.1.2 The Title Commitment.

               9.1.3 The consent of the manager of the Inverness LLC to the transfer of the LLC Interest to Purchaser and the admission of Purchaser to the Inverness LLC as a substituted member entitled to a 9.639% Preferred Equity Investor.

               9.1.4 Any other documents required to be delivered pursuant to this Agreement.

               9.1.5 At and after Closing, such additional and customary documents necessary to carry out or complete the transaction set forth in this Agreement.

          9.2 At Closing, Purchaser shall deliver to Seller the following:

               9.2.1 Stock and warrant certificates representing Purchaser Common Stock and Warrants included in the Units constituting the Purchase Price registered in the name of Seller, provided Seller has executed and delivered to Purchaser a subscription and registration rights agreement in the form of Exhibit F attached to this Agreement.

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               9.2.2 At and after Closing, such additional and customary
          documents necessary to carry out or complete the transaction set forth in this Agreement.

     10. Closing Date. Closing shall take place at a time to be established by Purchaser and Seller but not later than September 28, 2000 (the "Closing" or "Closing Date") to be effective as of the Effective Date. The Closing shall take place at the offices of Purchaser or at the offices of Purchaser's counsel, as determined by Purchaser.

     11. Purchase Price Adjustments And Closing Costs. At Closing, the following items shall be adjusted against the Purchase Price:

          11.1 The amount of all distributions received by or payable to Seller from the LLC with respect to the LLC Interest prior to the Effective Date shall be deducted from the Purchase Price.

          11.2 Any expenses charged to Purchaser by the LLC with respect to the transfer of the LLC Interest shall be deducted from the Purchase Price.

     Seller shall be responsible for the cost of the updated title insurance commitment. Seller and Purchaser shall each pay the fees and disbursements of its respective counsel and any inspecting architects, engineering or other consultants hired by such party.

     12. Casualty Loss. If, prior to Closing, the Property shall be damaged or destroyed by fire, explosion, disaster, earthquake, accident, disturbance or act of God (except any damage or destruction caused by Purchaser or its agents, servants or employees), within five days of becoming aware of such damage or destruction, Inverness LLC shall deliver to Purchaser and Seller written notice thereof and the estimated cost of repair, based upon Inverness LLC's reasonable good faith business judgment. If the Property is "substantially damaged" i.e.
(1) the estimated cost of repairing such damage or destruction exceeds in the aggregate $100,000, or (2) the casualty materially and adversely affects access to the Property, or (3) the casualty would give one or more tenants with an aggregate total rental square footage of more than 10,000 square feet, the right to terminate their respective leases, or (4) the casualty would cause the rent of any one or more tenants to abate for any period of time unless Seller is willing to credit Purchaser for the full amount of the abated rent, this Agreement shall automatically terminate unless Purchaser delivers to Seller written notice waiving the right to terminate within five days following delivery to Purchaser of Inverness LLC's notice of such damage.

     13. Representations And Warranties By Seller And Inverness LLC. Each of Seller and Inverness LLC hereby represents and warrants to Purchaser that the following are true and correct as of the date of the execution of this Agreement and that the following shall be true and correct as of the Closing:

          13.1 Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business and to enter into this Agreement and the transactions contemplated hereby. The LLC is duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the power and authority to carry on its business and own and dispose of the Inverness LLC. The Inverness LLC is duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the power and authority to carry on its business and own and operate the Property.

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          13.2 The improvements situated on the Property are connected to all public utility systems (including without limitation the sewer system) and, to the best of Seller's knowledge, all utility systems are operational and in compliance with all applicable public and private requirements.

          13.3 Except as previously disclosed to Purchaser, to the best of each of Seller's, the LLC's and Inverness LLC's knowledge, there are no actions, suits, investigations, or proceedings at law or in equity by or before any court, governmental instrumentality, commission, or other agency now pending or threatened or against or affecting Seller, the LLC or Inverness LLC or any of their respective properties or rights, before any court, arbitrator, or administrative or governmental body which may result in an adverse change in their respective businesses or any of their respective conditions, financial or otherwise. Further, neither Seller, the LLC nor Inverness LLC is in default with respect to any order, writ, injunction, or decree of any court or any governmental agency or department.

          13.4 Except for the requirement that the sale of the LLC Interest and the admission of Purchaser as a substituted member of the LLC be approved by the Manager of the LLC as contemplated by Section 8.2 of this Agreement, each of Seller and the LLC and their respective appointed representatives have full power, authority and legal right to execute and deliver and to perform and observe the provisions hereof and of the transactions contemplated hereby. Neither Seller nor the LLC is in default in the performance of any obligation, covenant or condition in any agreement, decree, or order to which Seller or the LLC is party or by which Seller or the LLC is bound or to which any of Seller's or the LLC's properties are subject, including this Agreement. Neither Seller nor the LLC is a party to a contract or agreement or subject to any restriction which adversely affects Seller's or the LLC's business, property, assets or financial condition. Neither Seller nor the LLC is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects Seller's right or ability to undertake the transactions contemplated hereby or the performance of any of its respective terms.

          13.5 Neither of Seller's nor the LLC's execution of this Agreement will violate any provision of law or any agreement previously entered into, other than those for which Seller and/or the LLC shall obtain all required consents or waivers prior to Closing.

          13.6 No tax liability, including without limitation, income tax liability, of any nature is now past due or has been asserted against Seller, the LLC, the LLC Interest or the Property by any taxing authority.

          13.7 Neither this Agreement nor any other document, certificate, or statement furnished to Purchaser by Seller or the LLC or any partner, employee, or affiliate of Seller or the LLC or, to the best knowledge of Seller and the LLC, by any third party in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. All of Seller's, the LLC's and the Property's financial statements submitted to Purchaser have been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise expressly noted.

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          13.8 To the best of each of Seller's and the LLC's knowledge, no consent, approval, authorization, permit or license from any federal, state, or local regulatory authority is required in connection with the transactions contemplated herein.

          13.9 Other than as previously disclosed to Purchaser, to the best knowledge of each of Seller and the LLC, the improvements situated on the Property are complete and structurally sound and all mechanical systems contained therein are adequate for their intended use and in proper working condition. Other than as previously disclosed to Purchaser, the Property does not require any major repairs or further work.

          13.10 Each of Seller and the LLC represents and warrants that based on its respective review of the Phase I Report and its respective indirect ownership and management of the Property since the date of such report, neither the Property nor Seller nor the LLC nor Inverness LLC, nor, to the best of each of Seller's and the LLC's knowledge, any previous owner of the Property, is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws, rules or regulations pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and each of Seller and the LLC further represents and warrants that there are no facts, conditions or circumstances known to Seller or the LLC which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority. Each of Seller and the LLC represents and warrants that neither Seller nor the LLC has obtained and neither Seller nor the LLC is required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Property constructed or to be constructed by reason of any applicable environmental laws, rules or regulations. Each of Seller and the LLC represents and warrants that each of them has no knowledge of any oil, toxic or hazardous substances or solid wastes having been disposed of or released on the Property other than in connection with the normal operations of an office building in a manner that is in compliance with all applicable laws, rules or regulations pertaining to health or the environment, or any asbestos within the improvements.

          13.11 The address set forth below is Seller's true and correct residence, and Seller has no present intention of becoming a resident of any other state or jurisdiction.

          13.12 Seller is the sole beneficial, legal, and record owner of the LLC Interest.

          13.13 Except as otherwise set forth herein, Seller has full power, authority, and legal right to sell the LLC Interest.

          13.14 There are no claims, liens, or other encumbrances on the LLC Interest. There are no claims, liens, or other encumbrances on the Property except for Permitted Title Exceptions and the Mortgage.

          13.15 This Agreement constitutes a legal and binding obligation of each of Seller and the LLC, and is valid and enforceable against each of Seller and the LLC in accordance with its terms.

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          13.16 There are no other restrictions on Seller's right or ability to sell the LLC Interest to Purchaser.

          13.17 Seller has furnished Purchaser with true and complete copies of the audited Statement of Assets and Liabilities for the LLC and the Property as of each of December 31, 1998 and 1999 and the Property's audited statement of operations for the year ended each of December 31, 1998 and 1999 (the "Financial Statements"). The Financial Statements were prepared in accordance with Seller's and the LLC's and the Property's books and records and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial position of the each of the LLC and the Property as of the dates and for the periods indicated.

          On or before the Closing Date, Seller shall furnish Purchaser with an unaudited Statement of Assets and Liabilities for the LLC and the Property as of July 31, 2000 and an unaudited income statement for the period beginning on January 1, 2000 and ending on July 31, 2000 (the "Updated Financial Statements"). The Updated Financial Statements have been or will be prepared in accordance with Seller's and the LLC's and the Property's books and records and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, subject to normal year-end adjustments. Each of Seller and the LLC has no reason to believe that such adjustments, other than normal year-end adjustments to depreciation and amortization, will be substantially in excess of adjustments in prior years relative to the volume and nature of operations for each of those years. The Updated Financial Statements in all material respects fairly present the financial position of the LLC and the Property, as of the dates and for the periods indicated. There are no material liabilities known to Seller or the LLC (whether accrued, absolute, contingent or otherwise) which are not described, shown or provided for in the financial statements referred to in this section or otherwise in this Agreement except those arising since the respective dates of the Financial Statements in the ordinary course of Seller's business. Seller further represents that as of the Closing, the Financial Statements will not vary from the Financial Statements in any material respect. If there is a material change in the Updated Financial Statements from the Financial Statements, this Agreement may be terminated by Purchaser by notice to Seller.

          13.18 Seller understands that Units and the Purchaser Common Stock included in the Units and issuable upon the exercise of the Warrants have not been registered under federal or state securities laws and are "restricted" securities as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). Seller understands that Seller may not sell, offer for sale, transfer, pledge or hypothecate Purchaser Shares in the absence of an effective registration statement covering that transaction, under all applicable federal and state securities laws, unless that transaction is exempt from registration under all applicable federal and state securities laws, including an exemption under Rule 144 promulgated under the Act. Seller acknowledges that any distribution of the Purchase Common Stock or Warrants to its members will comply with all such applicable federal and state securities laws. Seller shall sign and deliver to Purchaser a Subscription Agreement and Registration Rights Agreement in the form of Exhibit G attached to and made a part of this Agreement concerning Seller's acquisition of the Units.

The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the Closing except for the representations and warranties set forth in Sections 13.1, 13.4 and 13.5, which shall survive. Each of Seller and the Inverness LLC further agrees to notify Purchaser immediately in writing if any of the foregoing representations or warranties herein are breached or are no longer accurate at any time prior to and including Closing.

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     14. Representations And Warranties By Purchaser. Purchaser hereby represents and warrants to each of Seller and the LLC that the following are true and correct as of the date of the execution of this Agreement and that the following shall be true and correct as of the Closing:

          14.1 Purchaser is duly organized, validly existing, and in good standing under the laws of the state of Colorado and has the power and authority to carry on its business, and to enter into this Agreement and the transactions contemplated hereby.

          14.2 The authorized capital stock of Purchaser consists of 10,000,000 common shares, of which 2,828,850 shares are issued and outstanding. All of the Purchaser Shares are validly authorized and, upon issuance to Seller and Seller's partners, will be validly issued, fully paid and non-assessable. Except for the above shares and as disclosed in the Annual Report on Form 10-KSB for the year ended December 31, 1999, and the Quarterly Reports for the Period ended March 31, 2000 and June 30, 2000, there is no outstanding capital stock, and there are no outstanding rights, options, calls, subscriptions, warrants, agreements or commitments of any character relating to, nor any outstanding securities convertible into, the issued or unissued capital stock of Purchaser. No holder of Purchaser's shares is entitled to preemptive rights. Other than the quarterly dividends previously declared and paid, and the quarterly dividend declared and to be paid in October, 2000, Seller has not declared or paid any dividend on, or declared or made any distribution of, or authorized the creation or issuance of, or authorized or effected any split or any recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its shares. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser's capital stock.

          14.3 Except as previously disclosed to Seller, there are no actions, suits, investigations, or proceedings at law or in equity by or before any court, governmental instrumentality, commission, or other agency now pending or threatened or against or affecting Purchaser (or any of its subsidiaries or related entities) or any of Purchaser's properties or rights, before any court, arbitrator, or administrative or governmental body which may result in an adverse change in Purchaser's business or its condition, financial or otherwise. Further, Purchaser is not in default with respect to any order, writ, injunction, or decree of any court or any governmental agency or department.

          14.4 Purchaser has full power, authority and legal right to execute and deliver and to perform and observe the provisions hereof and of the transactions contemplated hereby. Purchaser is not in default in the performance of any obligation, covenant or condition in any agreement, decree, or order to which Purchaser is party or by which Purchaser is bound or to which any of Purchaser's property is subject. Purchaser is not a party to a contract or agreement or subject to any articles of incorporation or other corporate restriction which adversely affects Purchaser's business, property, assets or financial condition. Purchaser is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects Purchaser's right or ability to undertake the transactions contemplated hereby or the performance of any of its respective terms.

          14.5 The Purchaser's execution of this Agreement has been duly authorized and will not violate any provision of law or articles of incorporation or corporate bylaws or any other agreement previously entered into.

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          14.6 Neither this Agreement nor any other document, certificate, or statement furnished to Seller by Purchaser or any director, officer, employee, or affiliate of Purchaser, or to the best knowledge of Purchaser, by any third party, in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          14.7 No consent, approval, authorization, permit or license from any federal, state, or local regulatory authority is required in connection with the transactions contemplated herein.

          14.8 To the best knowledge of Purchaser, there are no existing violations of any applicable provision of (i) federal laws or regulations applicable to the business of Purchaser such as, but not limited to, those relating to government contracting, employment practices, occupational safety and health, environmental protection, toxic substances, securities regulation or otherwise, or (ii) any provision of any comparable state, local or foreign laws or regulations. During the past three years, Purchaser has not been charged with any violation of any law or regulation relating to its business practices, employment practices, safety or working conditions or other federal or state regulation.

          14.9 Except as otherwise provided in this Agreement or in the Corporate Information, from the date of the filing with the SEC of Purchaser's latest periodic report pursuant to the Exchange Act through the execution date of this Agreement, there has been no material adverse change in the condition of Purchaser or in the business, results of operations, assets, net worth, prospects, properties, litigation or the manner of conducting the business of Purchaser ("business and operations"), other than changes in the ordinary course of business and other than changes that might result from general business or economic conditions, such as internet rate levels, that are in the public domain. At all times from and after the execution date of this Agreement and through the Closing and Closing Date, Seller shall be kept fully advised with respect to the business and operations of Purchaser. Seller has and shall continue to have access (in the manner and subject to the limitations herein provided) to the books and records of Purchaser and all material changes, if any, in the business and operations of Purchaser have been and shall have been reviewed with Seller.

          14.10 Each director and officer of Purchaser shall represent and warrant that he is not aware of any action taken individually or by Purchaser which could cause any of Purchaser's representations or warranties herein to be untrue as of the date of the Closing or the Closing Date.

     The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the Closing, and shall survive the Closing. Purchaser further agrees to notify Seller immediately in writing if any of the representations or warranties herein are breached or are no longer accurate at any time prior to and including the Closing.

     15. Default. If Seller fails to comply with this Agreement for any reason, Purchaser may either enforce specific performance, terminate this Agreement or seek such other relief as may be provided by law. If Purchaser fails to comply with this Agreement for any reason, Seller may terminate this Agreement or seek such other relief as may be provided by law. In any action to enforce this Agreement or for other relief provided by law, the prevailing Party shall be entitled to such attorneys' fees and expenses as may be allowed by the court, arbitrator or other judicial body.

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     16. Commission. Seller agrees and represents that no sales fees or sales commissions will be due or payable to anyone by Seller with respect to the transaction contemplated by this Agreement. Purchaser agrees and represents that no sales fees or sales commissions will be due or payable to anyone by Purchaser with respect to the transaction contemplated by this Agreement.

     17. Indemnity Agreements. Purchaser hereby agrees to indemnify and hold harmless Seller and Seller's members, employees and agents against any loss, injury, damage, claim, lien, cost or expense, including reasonable attorneys' fees, arising because of a breach by Purchaser of of this Agreement or of any representations or warranties included in this Agreement, a claim by any broker that it represented Purchaser or is otherwise entitled to compensation in connection with this Agreement or with the sale of the LLC Interest, or any other matter related to the LLC Interest which occurs after the Closing. Seller hereby agrees to indemnify and hold harmless Purchaser and its officers, directors, employees and agents against any loss, damage, claim, lien, cost or expense, including reasonable attorneys' fees, arising out of a breach by Seller of this Agreement or of any representations or warranties included in this Agreement or the breach by Seller of any agreement, representation or warranty included in any document delivered by or on behalf of Seller in connection with this Agreement, a claim by any broker that it represented Seller or is otherwise entitled to compensation in connection with this Agreement or with the sale of the LLC Interest, or any other matter related to the LLC Interest or the Property which occurs prior to the Closing.

     18. Additional Agreements.

          18.1 Registration Rights.

               18.1.1 (a) Definition. For purposes of this Section 18.1, "Registrable Securities" shall be defined as the Purchaser Common Stock included in the Units and the Purchaser Common Stock issuable upon the exercise of the Warrants included in the Units.

                      (b) Demand Registration Rights. Except as provided for in
               Section 18.1.1(d), if at any time after one year from the Closing Date, holders of at least 50 percent of the Registrable Securities request that the Purchaser file a registration statement under the Securities Act of 1933, as amended (the "1933 Act") covering at least 20 percent of the Registrable Securities (or a lesser percentage if the anticipated aggregate offering price would exceed $1,000,000), the Purchaser will, as soon as practicable, use its best efforts to cause such shares to be registered under the 1933 Act. The Purchaser shall not be obligated to effect more than one registration under this Section 18.1.1(b).

                      (c) Piggy-back Registration Rights. If at any time prior
               to the second anniversary of the Closing Date, the Purchaser shall determine to register any Purchaser Shares for its own account or for the account of any of its stockholders other than a registration relating solely to employee benefit plans or a registration relating to solely to a Securities And Exchange Commission Rule 145 transaction or any rule adopted by the Securities And Exchange Commission in substitution therefor or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement under the 1933 Act covering the sale of the Registrable Securities, the Purchaser will do the following: (i) promptly give the holders of the Registrable Securities written notice thereof; and (ii) subject to the limitations set forth in this
               Section 18.1.1(c) and in 18.1.2, include in such registration all of the Registrable Securities that are specified in a written request from the holders of the Registrable Securities, provided that such request is received by the Purchaser within 20 days after the Purchaser has given its written notice. If the registration involves an underwritten public offering and the holders of the Registrable Securities exercise their registration rights hereunder, each holder so exercising shall become a party to any underwriting agreement for that public offering. Notwithstanding any other provision of this Section 18.1.1(c), the managing underwriter of the public offering may determine in view of market conditions to exclude part of the Registrable Securities from the underwritten public offering. In that event, the Purchaser shall advise the holders of the quantity of Registrable Securities to be excluded from the underwritten public offering to an aggregate total of not less than 20 percent of the total number of shares of the Purchaser's common stock included in the offering. The Purchaser may at any time withdraw or abandon any registration statement that triggers the provisions of this Section 18.1.1(c). The registration rights as set forth in this subsection are subject to the right of the Purchaser and its underwriters to reduce in view of market conditions the number of shares the Investors propose to be registered to not less than one-fifth of the total number of Registrable Securities in the offering.

               18.1.2 As to the registration statement, Purchaser's obligations contained in this Section 18.1 shall be conditioned upon timely receipt by Purchaser in writing of information as to the terms of the contemplated transfer to be registered furnished by and on behalf of the Selling Stockholders and such other information as Purchaser or the managing underwriter, if any, reasonably may require from such person or any underwriter for any shares of the Common Stock for inclusion in the registration statement. Such information shall be provided to Purchaser in writing within 10 days after the request for that information by Purchaser.

               18.1.3 All registration expenses incurred by Purchaser in connection with the registration, qualification or compliance pursuant to this Section 18.1, including reasonable printing expenses, fees and disbursements of Purchaser's counsel, and registration and filing fees relating to shares of Common Stock to be registered on behalf of Purchaser or Selling Stockholders pursuant to the registration statement required to be filed by Purchaser on behalf of the Selling Stockholders pursuant to this Section 18.1, shall be borne by Purchaser. All selling expenses, including commissions and brokers' or investment bankers' expense allowances allocable to Purchaser Shares and Adjustment Shares and the costs of counsel, if any, for the Selling Stockholders pursuant to the registration, shall be borne by the Selling Stockholders.

               18.1.4 In the case of the registration, qualification or compliance effected by Purchaser on behalf of the Selling Stockholders pursuant to this Section 18.1, Purchaser shall keep the Selling Stockholders advised in writing as to the initiation of such registration, qualification, and compliance and as to the completion thereof. At its expense, Purchaser will keep such registration, qualification or compliance effective for a period ending two years after the Closing Date or until the Selling Stockholders have completed the distribution described in the registration statement relating thereto, whichever first occurs. At its expense, Purchaser shall furnish such number of prospectuses and other documents incident thereto as the Selling Stockholders from time to time may reasonably request.

               18.1.5 In connection with the registration, qualification or compliance effected by Purchaser on behalf of the Selling Stockholders pursuant to this Section 18.1, Purchaser shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Seller or the Selling Stockholders may reasonably request that allow registration by coordination and to do any and all other acts and things which may be necessary or advisable to enable the Selling Stockholders to complete such proposed sale or other distribution of Purchaser Shares and Adjustment Shares in any such jurisdiction; provided however, that in no event shall Purchaser be obligated to register or qualify under the blue sky laws of any jurisdiction which would require Purchaser to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

               18.1.6 In connection with any registration, qualification or compliance pursuant to this Section 18.1, Purchaser and Seller agree to the following indemnification terms:

                    (a) Without limitation of any other indemnity provided to
               Seller, to the extent permitted by law, Purchaser shall indemnify and hold harmless Seller and each Selling Stockholder, Seller's affiliates, employees, partners and counsel, any underwriter (as defined in the U.S. Securities Act of 1933, as amended (the "Securities Act")) for the Selling Stockholders, and each person, if any, who controls the underwriter (within the meaning of the Securities Act or the U.S. Securities Exchange Act of 1934 (the "Exchange Act")), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances in which they were made not misleading, (iii) any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and Purchaser shall reimburse Seller and each Selling Stockholder and each affiliate, employee, partner, counsel of Seller, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Purchaser shall not be liable hereunder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of, or is based upon, a violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Seller or any Selling Stockholder or any other affiliate, employee, partner, counsel or controlling person thereof. Individual Selling Stockholders shall be liable solely for information provided by them and not for information provided by other Selling Stockholders.

                    (b) Insofar as such losses, claims, damages or liabilities
               (or actions in respect thereof) arise out of or are based upon any untrue statements of a material fact contained in any such registration statement based upon (i) information provided by such person to Purchaser specifically for inclusion therein in connection with the offer or sale of Purchaser Shares and Adjustment Shares, or (ii) any violation or alleged violation by such person of any federal or state securities law or any regulation promulgated under any federal or state securities law, each Selling Stockholder shall, if securities held by such Selling Stockholder pursuant to the registration statement are included in such registration, to the extent permitted by law, indemnify and hold harmless Purchaser, its affiliates, its counsel, officers, directors, shareholders, any underwriter (as defined in the Securities Act) and each person, if any, who controls Purchaser or the underwriter (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which they may become subject under the Securities Act, the Exchange Act or any state securities law, and each Selling Stockholder shall reimburse each of Purchaser and such affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                    (c) Promptly after receipt by an indemnified party under
               this Section 18.1.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 18.1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in the defense thereof, and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is materially prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                    (d) If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relevant fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expenses as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e) The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of Purchaser Shares and Adjustment Shares by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

               18.1.7 With a view to making available to the Selling Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Selling Stockholder to sell securities of Purchaser to the public without registration, Purchaser agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all time subsequent to the Closing Date; (ii) file with the SEC in a timely manner all reports and other documents required of Purchaser under the Securities Act and the Exchange Act; (iii) furnish to any Selling Stockholder so long as such person owns any of Purchaser Shares or Adjustment Shares forthwith upon request a copy of the most recent annual or quarterly report of Purchaser, and such other reports and documents so filed by Purchaser as may be reasonably requested in availing the holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          18.2 Additional Documents; Further Assurances. In addition to the schedules and other items specifically required to be furnished hereunder, the Parties hereby agree that each will promptly furnish to the other such further schedules, certificates and other instruments and take such other action as may reasonably be requested in order to effectuate the purposes of this Agreement.

          18.3 Transfer Of Shares. Purchaser Common Stock included in the Units and issuable upon the exercise of the Warrants included in the Units to be issued as payment of the Purchase Price may be transferred to the members of Seller subject to the requirements of all applicable federal and state securities laws. This transfer will be structured to result in compliance by Seller and by all members of Seller with Article V, Section 9 of Purchaser's Bylaws, as amended, with respect to the number of shares of Purchaser's stock that are deemed to be owned by any person or entity. Prior to transferring Purchaser Common Stock on Purchaser's stock transfer records, Purchaser may require evidence of compliance with applicable federal and state securities laws and Purchaser's Bylaws, including appropriate representation or subscription agreements signed by each transferee of Purchaser Common Stock, which subscription agreements shall be substantially in the form of Exhibit G attached to and made a part of this Agreement.

     19. Notices. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 19. When mailed, each such Notice shall be sent by first class by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 19, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the Party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

                  To Purchaser:
                           AmeriVest Inverness, Inc.
                           c/o Charles K. Knight
                           1800 Glenarm Place, Suite 500
                           Denver, Colorado 80202
                           Facsimile: (303) 296-7353

                  To Seller:
                           Sheridan Realty Partners, L.P.
                           c/o Sheridan Realty Corp., General Partner
                           1800 Glenarm Place, Suite 500
                           Denver, Colorado 80202
                           Facsimile: (303) 296-7353
                           Attn:  D. Scott Ikenberry

     Either Party may change its respective address for purposes of this Section 19 by giving the other Party Notice of the new address in the manner set forth above.

     20. Entire Agreement. This Agreement, together with the exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

     21. Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     22. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

     23. Time Of Essence. Time is of the essence in this Agreement.

     24. Counterparts; Facsimile Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be as binding as original signatures.

     25. Recordation. Seller and Purchaser agree not to record this Agreement or any memorandum hereof.

     26. Parties In Interest; Survival; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Seller and Purchaser. All representations, covenants, and agreements in this Agreement or any statement, certificate, or other document delivered in connection with this Agreement or pursuant hereto shall survive the Closing except as specifically limited herein. This Agreement may not be assigned by either Party without the prior written consent of the other Party hereto, except that Purchaser may assign this Agreement to a wholly-owned subsidiary of the Purchaser in which event Purchaser shall continue to be obligated to issue the Purchaser Shares and Adjustment Shares, if any are required to be issued, and to register the Registrable Securities in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates set forth below to be effective as of the date set forth on the first page of this Agreement.

SHERIDAN REALTY PARTNERS, L.P               AMERIVEST INVERNESS, INC.
  a Delaware limited partnership              a Colorado corporation

By: Sheridan Realty Corp., General Partner


By: /s/ William Atkins                      By: /s/ Charles K. Knight
----------------------------------          ------------------------------------
William Atkins, President                   Charles K. Knight, President


SHERIDAN INVESTMENTS, LLC
  a Colorado limited liability company,

By: Sheridan Development, LLC,
  a Colorado limited liability company, Manager


By: /s/ William Atkins
----------------------------------
William Atkins, Manager of Sheridan
Development, LLC



By: /s/ Alexander S. Hewitt
-----------------------------------
Alexander S. Hewitt, Manager of Sheridan
Development, LLC

                           PURCHASE AND SALE AGREEMENT
                               Dated July 1, 2000
                   Between Sheridan Realty Partners, L.P. and
                            AmeriVest Inverness, Inc.

                                  EXHIBIT INDEX

Exhibit              Description
-------              -----------

A                    Operating Agreement of Sheridan Investments, LLC
B                    Operating Agreement of Sheridan Plaza at Inverness, LLC
C                    Legal Description of the Property

D                    Form of Warrant Agreement

E                    Rent Roll as of June 30, 2000

F                    Subscription and Registration Rights Agreement